UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 21, 2010, a special meeting of the stockholders of The Princeton Review, Inc. (the “Company”) was held to approve a proposal described in detail in the Proxy Statement mailed to stockholders on or about March 15, 2010.

The Company’s stockholders approved, as required by and in accordance with NASDAQ Marketplace Rules 5635(a) and 5735(b), the issuance of 111,502 shares of Series D Convertible Preferred Stock upon the conversion of the Company’s recently issued 108,275 shares of Series E Non-Convertible Preferred Stock. The number of shares cast with respect to this proposal was as follows:

For: 18,619,139	Against: 709,309	Abstain: 1,943

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: April 21, 2010
/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President